                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                     DRESSER INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                            DRESSER INDUSTRIES, INC.

                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 20, 1997
                             ---------------------

TO THE SHAREHOLDERS:

    The Annual Meeting of Shareholders of Dresser Industries, Inc., a Delaware corporation, will be held at the Pavilion at Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas on Thursday, March 20, 1997, at 10:00 a.m., for the following purposes:

    1. To elect twelve Directors to serve for the ensuing year or until their successors are elected and qualified.

    2. To transact any other business as properly may come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business January 27, 1997, are entitled to notice of and to vote at the meeting or any adjournment thereof.

    We hope you will be represented at the meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important -- as is the vote of every shareholder -- and the Board of Directors of the Company appreciates the cooperation of shareholders in directing proxies to vote at the meeting.

                                           By order of the Board of Directors

                                           REBECCA R. MORRIS

                                           VICE PRESIDENT -- CORPORATE COUNSEL
                                            AND SECRETARY

February 10, 1997

                            DRESSER INDUSTRIES, INC.

                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201

                               FEBRUARY 10, 1997

                            ------------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS

    The enclosed proxy is solicited on behalf of the Board of Directors of Dresser Industries, Inc. (the "Company"), for use at the Annual Meeting of Shareholders to be held Thursday, March 20, 1997, at 10:00 a.m. at the Pavilion at Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas and at any and all adjournments of the meeting.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    The close of business January 27, 1997, is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. At January 27, 1997, the Company had outstanding and entitled to vote at the meeting 176,242,673 shares of Common Stock. Each share entitles the holder to one vote.

    Any shareholder giving a proxy for the meeting may revoke it prior to the voting thereof on any matter (without affecting, however, any vote taken prior to revocation) by written notice to the Secretary of the Company.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

    The Company knows of no person or group, except the following named institutional investment managers, believed to own beneficially more than 5% of any class of the Company's stock entitled to be voted at this meeting.

                       NAME AND ADDRESS                          AMOUNT AND NATURE     PERCENT
                      OF BENEFICIAL OWNER                           OF OWNERSHIP      OF CLASS
---------------------------------------------------------------  ------------------  -----------
FMR Corp.                                                            22,218,136 (1)      12.15%
82 Devonshire Street
Boston, Massachusetts 02109

Barrow Hanley Mewhinney & Strauss, Inc.                               9,504,200 (2)       5.21%
3232 McKinney Avenue, 15th Floor
Dallas, Texas 75204-2429

--------------------------

(1) Information obtained from Amendment No. 1 to the joint statement on Schedule 13G as of February 29, 1996 filed with the Securities and Exchange Commission by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, and Fidelity Management & Research Company. Includes 20,686,640 shares of which Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp., is the beneficial owner as a result of acting as investment adviser to varous investment companies registered under Section 8 of the Investment Company Act of 1940 (the "Funds"). Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of such shares. Neither FMR Corp. nor Mr. Johnson, has the sole power to vote or direct the voting of such shares, which power resides with the Funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Board of Trustees. Also includes 1,531,496 shares of which Fidelity Management Trust Company ("FMTC"), a wholly owned subsidiary of FMR Corp., is the beneficial owner as a result of serving as investment manager of institutional account(s). Mr. Johnson and FMR Corp., through its control of FMTC, has sole dispositive power over such shares and sole power to vote or direct the voting of 1,093,709 of such shares, and no power to vote or direct the voting of 437,787 of such shares.

(2) Information obtained from the statement on Schedule 13G as of February 9, 1996 filed with the Securities and Exchange Commission by Barrow Hanley Mewhinney & Strauss, Inc. ("BHMS"). BHMS has sole power to dispose of all such shares, sole power to vote or direct the voting of 1,086,800 of such shares and shared power to vote or direct the voting of 8,417,400 of such shares.

    The following table states the number of shares of Common Stock of the Company owned by each current Director and nominee, each of the executive officers named in the Summary Compensation Table, and by all Directors and executive officers as a group as of January 3, 1997. The number of shares beneficially owned by all Directors and executive officers as a group represented less than 2% of the outstanding shares. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.

NAMES                                                                    NUMBER OF SHARES
--------------------------------------------------------------  -----------------------------------
William E. Bradford...........................................     279,881  (Note A)
Samuel B. Casey, Jr...........................................       1,321
Lawrence S. Eagleburger.......................................       1,455
Sylvia A. Earle...............................................         772
Rawles Fulgham................................................      18,000
John Gavin....................................................      10,395
Ray L. Hunt...................................................     102,409  (Note B)
J. Landis Martin..............................................     100,507
John J. Murphy................................................     472,496  (Note A)
Lionel H. Olmer...............................................       7,842
Jay A. Precourt...............................................       4,624
A. Jack Stanley...............................................      29,999  (Note A)
Bill D. St. John..............................................     168,489  (Note A)
Donald C. Vaughn..............................................     115,811  (Note A)
Richard W. Vieser.............................................      16,918
All Directors, Nominees and executive officers as a group (29
 persons).....................................................   2,377,012  (Notes A and C)

    The above information does not include contingent stock units credited to accounts in the Company's Deferred Compensation Plan which are considered beneficially owned "derivative securities" for purposes of Section 16 of the Securities Exchange Act of 1934 but not considered beneficially owned for purposes of this proxy statement. At January 15, 1997, a total of 64,444, 68,464, 112,932 and 48,878 stock units were credited to the accounts of Messrs. Bradford, Murphy, St. John and Vaughn, respectively, and 449,449 stock units were credited to the accounts of all executive officers as a group.

    NOTE A: Shares shown include stock options issued under the Company's 1982 Stock Option Plan and 1992 Stock Compensation Plan which are exercisable on or within sixty days after January 3, 1997 to purchase a number of shares of the Company's Common Stock which together with related

Restricted Incentive Stock Awards under the 1989 Restricted Incentive Stock Plan and 1992 Stock Compensation Plan total 216,497, 171,479, 29,999, 62,367 and
105,961 for Messrs. Bradford, Murphy, Stanley, St. John and Vaughn, respectively, and 1,504,221 for all Directors and executive officers as a group. Under the Rules of the Securities and Exchange Commission, such shares are considered to be beneficially owned for the purpose of this Proxy Statement. For the purpose of calculating percentage ownership, such shares were also considered to be outstanding.

    NOTE B: Shares shown include 33,688 shares, in which Mr. Hunt disclaims beneficial interest, owned by trusts for the benefit of his children. Mr. Hunt and/or his wife serve as members of an advisory board or trustee for each trust.

    NOTE C: Mr. Paul M. Bryant, Vice President -- Human Resources of the Company, is Trustee of the Company's Stock Purchase Plan which, as of January 27, 1997, owned of record 844,795 shares of Common Stock of the Company. Mr. Bryant disclaims any beneficial ownership of the shares held by him as Trustee for the participants of the Stock Purchase Plan. Under terms of the Plan, the Trustee has discretionary voting authority as to shares allocated to accounts of Participants from whom he does not timely receive voting instructions.

                             ELECTION OF DIRECTORS

    At the meeting, twelve Directors are to be elected, each to hold office for one year or until a successor is elected and qualified. Unless otherwise instructed, it is intended that the shares represented by the enclosed proxy will be voted for the election of the twelve nominees named below. All nominees were previously elected by the shareholders except Mr. Vaughn, who was elected a Director effective December 1, 1996 by the Board of Directors. Under the Board's retirement policy for Directors, Messrs. John J. Murphy and Bill D. St. John, formerly Chairman of the Board and Vice Chairman, respectively, who recently became 65 years of age, retired as Directors upon their November 30, 1996 retirement as officers of the Company. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, it is intended that such shares will be voted for the election of a substitute nominee selected by the persons named in the enclosed proxy unless the Board should determine to reduce the number of Directors pursuant to the By-Laws of the Company.

    The twelve nominees for Director receiving the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote will be elected. Votes will be tabulated by inspectors of election appointed by the Company's Board of Directors. Except for quorum purposes, abstentions and votes withheld will have no legal effect.

    The following includes certain information concerning the nominees furnished by them to the Company.

                                                                                                  YEAR FIRST
                                                    BUSINESS EXPERIENCE DURING PAST                 ELECTED
             NAME (AGE)                              5 YEARS AND OTHER INFORMATION                 DIRECTOR
-------------------------------------  ---------------------------------------------------------  -----------
William E. Bradford (62)               Chairman of the Board of the Company since December 1996         1992
                                       and Chief Executive Officer since November 1995,
                                       President March 1992 - December 1996, Chief Operating
                                       Officer, March 1992 - November 1995; President and Chief
                                       Executive Officer of Dresser-Rand Company, Corning, New
                                       York, 51% joint venture partnership, February 1988 -
                                       March 1992; Senior Vice President--Operations of the
                                       Company, March 1984 - March 1992; Director, Diamond
                                       Shamrock, Inc.; and Oryx Energy Company.

Samuel B. Casey, Jr. (69)              Director, Dixon Ticonderoga Company; Global Industrial           1983
                                       Technologies Inc.; and Northbrook, Inc., a Division of
                                       JMB, Inc.

Lawrence S. Eagleburger (66)           Senior Foreign Policy Advisor, Baker, Donelson, Bearman &        1993
                                       Caldwell, Washington, D.C., law firm, since January 1993;
                                       United States Secretary of State, Department of State,
                                       December 1992 - January 1993, Acting Secretary of State,
                                       August 1992 - December 1992, Deputy Secretary of State,
                                       February 1989 - August 1992; President, Kissinger
                                       Associates, New York, New York, provider of strategic
                                       consulting services to international companies, September
                                       1984 - January 1989; Director, Jefferson Bankshares;
                                       Phillips Petroleum Company; Stimsonite; Universal
                                       Corporation; Corning Corp.; and COMSAT.

                                                                                                  YEAR FIRST
                                                    BUSINESS EXPERIENCE DURING PAST                 ELECTED
             NAME (AGE)                              5 YEARS AND OTHER INFORMATION                 DIRECTOR
-------------------------------------  ---------------------------------------------------------  -----------
Sylvia A. Earle, Ph.D. (61)            Founder and Director, Deep Ocean Engineering, Inc., San          1995
                                       Leandro, California, designer and manufacturer of
                                       underwater equipment, since 1981, President, Chief
                                       Executive Officer and Chairman 1988-1990; President, Deep
                                       Ocean Exploration and Research, Inc., Oakland,
                                       California, a consulting firm, since 1992; Chairman, Sea
                                       Change Trust, a nonprofit organization for scientific
                                       research, Covington, Virginia, since 1994; Chief
                                       Scientist, National Oceanic and Atmospheric
                                       Administration, 1990-1992, Advisor to the Administrator,
                                       1992-1993; Director, Oryx Energy Company.

Rawles Fulgham (69)                    Senior Advisor, Merrill Lynch & Co., Inc., Dallas, Texas,        1975
                                       financial services, since September 1989; Director,
                                       BancTec, Inc.; Global Industrial Technologies Inc.; and
                                       NCH Corporation.

John A. Gavin (65)                     For more than five years, Chairman of the Board,                 1986
                                       President, and Chief Executive Officer, Gamma Services
                                       International, Los Angeles, California, venture capital
                                       and international consulting firm; Managing Director
                                       (Latin America) Hicks, Muse, Tate & Furst, a private
                                       investment firm, since 1995; Director, Atlantic Richfield
                                       Company; Pinkerton's, Inc.; International Wire Holdings;
                                       Hotchkis and Wiley, Mutual Funds; and Kap Resources
                                       (Canadian).

Ray L. Hunt (53)                       For more than five years, Chairman of the Board and Chief        1984
                                       Executive Officer, Hunt Oil Company, Dallas, Texas, oil
                                       and gas exploration and development; Chairman of the
                                       Board, Chief Executive Officer, and President, Hunt
                                       Consolidated, Inc., Dallas, Texas; Chairman of the Board,
                                       Chief Executive Officer and President, RRH Corporation,
                                       Dallas, Texas; Director, Electronic Data Systems
                                       Corporation; PepsiCo, Inc.; Ergo Science Incorporated;
                                       and Security Capital Group.

                                                                                                  YEAR FIRST
                                                    BUSINESS EXPERIENCE DURING PAST                 ELECTED
             NAME (AGE)                              5 YEARS AND OTHER INFORMATION                 DIRECTOR
-------------------------------------  ---------------------------------------------------------  -----------
J. Landis Martin (51)                  For more than five years, President and Chief Executive          1994
                                       Officer of NL Industries, Inc., Houston, Texas, a
                                       manufacturer and marketer of titanium dioxide pigments
                                       and specialty chemicals; Chairman of the Board and Chief
                                       Executive Officer of Baroid Corporation (and its
                                       predecessor), Houston, Texas, effective January 21, 1994,
                                       a wholly owned subsidiary of the Company, August 1990 -
                                       January 1994; for more than five years Chairman of
                                       Titanium Metals Corporation, Denver, Colorado, an
                                       integrated producer of titanium metals, Chief Executive
                                       Officer since January 1995; Director, NL Industries,
                                       Inc.; Titanium Metals Corporation; Tremont Corporation;
                                       and Apartment Investment and Management Corporation (a
                                       real estate investment trust).

Lionel H. Olmer (62)                   For more than five years, partner, Paul, Weiss, Rifkind,         1986
                                       Wharton & Garrison, law firm, Washington, D.C.; Director,
                                       SIPEX Corp.

Jay A. Precourt (59)                   For more than five years, Vice Chairman and Chief                1994
                                       Executive Officer, and, since October 1996, President of
                                       Tejas Gas Corporation, Houston, Texas, a natural gas
                                       pipeline company; Director, Founders Funds, Inc.; Tejas
                                       Gas Corporation; and the Timken Company.

                                                                                                  YEAR FIRST
                                                    BUSINESS EXPERIENCE DURING PAST                 ELECTED
             NAME (AGE)                              5 YEARS AND OTHER INFORMATION                 DIRECTOR
-------------------------------------  ---------------------------------------------------------  -----------
Donald C. Vaughn (60)                  President and Chief Operating Officer of the Company             1996
                                       since December 1996, Executive Vice President November
                                       1995 - December 1996, Senior Vice President -- Operations
                                       January 1992 - November 1995; Chairman, President and
                                       Chief Executive Officer of M.W. Kellogg, Inc. June 1995 -
                                       June 1996; Chairman and Chief Executive Officer of The
                                       M.W. Kellogg Company September 1986 - June 1996,
                                       President November 1983 - June 1995.

Richard W. Vieser (69)                 Director, Ceridian Corporation; Global Industrial                1989
                                       Technologies Inc.; Sybron International; Varian
                                       Associates, Inc.; and Berg Electronics & International
                                       Wire Corp.

ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

    The Company has standing Audit and Finance, Executive Compensation, Executive and Nominating Committees of the Board of Directors. The Audit and Finance Committee consists of Messrs. Casey (Chairman), Eagleburger, Gavin, Martin and Dr. Earle. The functions of the Committee, which held two meetings during fiscal 1996, are to recommend to the Board of Directors independent accountants, whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year for which they are appointed, and review and approve the scope of the annual audit activities of the independent accountants and the Company's internal accountants.

    The Executive Compensation Committee is composed of Messrs. Fulgham (Chairman), Hunt, Olmer, Precourt and Vieser. The Committee, which held four meetings during fiscal 1996, and acted on three occasions by unanimous written consent, reviews and recommends to the Board salaries of officers, reviews the key employees of the Company and recommends to the Board those to be granted options and related Restricted Incentive Stock Awards under the Company's 1992 Stock Compensation Plan and administers the Company's Stock Compensation, Stock Option and Restricted Incentive Stock Plans, the Deferred Compensation Plans, the Performance Stock Unit Plan for officers and headquarters staff, the Incentive Stock Unit Plan for operating unit executives, the 1995 Executive Incentive Compensation Plan and the Long Term Performance and Annual Incentive Plans for Selected Employees of The M.W. Kellogg Company.

    The Executive Committee, consisting of Messrs. Bradford (Chairman), Fulgham, Hunt and Vaughn, exercises, during the intervals between meetings of the Board of Directors, all powers, except to the extent limited by law, of the Board of Directors. The Executive Committee did not meet during fiscal 1996.

    The Nominating Committee, consisting of Messrs. Hunt (Chairman), Casey, Fulgham, Gavin, and Vieser, searches for and recommends candidates for election as Director. It will also consider nominees recommended by shareholders for election as Director. Any such recommendation, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of the Company. The Nominating Committee held two meetings during fiscal 1996 and acted on one occasion by unanimous written consent.

    During fiscal 1996, there were eight meetings of the Board of Directors. Each member of the Board of Directors attended 75% or more of the aggregate number of the meetings of the Board and of any Committee of which he or she is a member except Mr. Precourt. A Director who is an employee of the Company receives no fees or remuneration, as such, for services as a member of the Board of Directors or any Committee of the Board. During fiscal 1996, each Director of the Company who was not an employee received an annual retainer equal to $31,000 for Board membership, $2,500 for each Committee membership, $1,000 for service as Chairman of a Committee and $1,250 for each day on which one or more meetings of the Board of Directors or any Committee thereof was attended. A fee of $350 was paid for meetings attended by telephone conference. In addition, each non-employee Director may be paid a fee of $1,000 for each day engaged in Company business, other than attendance at meetings of the Board of Directors or any Committee thereof, at the request of the Chairman of the Board. Directors may elect to defer payment of all or a portion of the foregoing fees through a deferred cash or common stock equivalent account. During fiscal 1996 Mr. Gavin was paid $10,000 quarterly under an agreement pursuant to which he served as chair of the Dresser Industries de Mexico Advisory Board. The agreement has been extended through January 31, 1997.

    In addition, the Company's 1989 Director Retirement Plan provides shares of the Company's Common Stock in lieu of retirement benefits to members of the Company's Board of Directors who are not also employees. Awards under the Plan consist of grants of shares of the Company's Common Stock in August of each odd-numbered year approximately equal in value to 60% of the annual retainer payable for services as a Director during the period for which the award is made. Directors may elect to defer awards otherwise payable under the Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In connection with the Company's acquisition of Baroid Corporation, Mr. Martin received $1,290,000 from Baroid under an advisory agreement among Baroid, Mr. Martin and other Baroid executives, for services in connection with the merger; and, pursuant to a severance agreement, $1,300,000 in cash, shares of Baroid valued at approximately $616,000 in exchange for the difference in value between the exercise price of Mr. Martin's unvested Baroid stock options and the January 20, 1994, average of the highest and lowest sales prices of Baroid Common Stock; and certain other payments and a continuation of other benefits valued at approximately $347,000 upon termination of his employment from Baroid. If any amount paid to Mr. Martin under the advisory agreement subjects him to federal excise tax in respect of such amount, Baroid has agreed to provide a commercially reasonable defense to Mr. Martin and to indemnify him for up to 70% of the excise tax, interest and penalties, plus any federal income or excise taxes imposed because of the indemnification.

    Baroid has outstanding approximately $6.1 million and $9.1 million in letters of credit under a bank facility which was established in connection with certain insurance relationships of NL Industries, Inc. ("NL"), of which Mr. Martin is a director and executive officer, and Tremont, respectively. NL and Tremont are obligated to indemnify Dresser for any losses or expenses in respect of these letters of credit.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    At the beginning of fiscal year 1996 the members of the Executive Compensation Committee of the Company were Messrs. Casey (Chairman), Gavin, Hunt, Martin and Vieser. Later Mr. Fulgham replaced Mr. Casey as Chairman, and Messrs. Olmer and Precourt replaced Messrs. Gavin and Martin. Business entities in which Mr. Hunt and certain members of his immediate family own substantial interests have in the past fiscal year made purchases from the Company in the ordinary course of business and on the same basis as transactions with other customers of the Company. The Company anticipates that similar transactions are likely to occur in the future.

                                 OTHER MATTERS

    The Board of Directors is not aware of any other matter to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such matter.

                     INFORMATION ON INDEPENDENT ACCOUNTANTS

    The Board of Directors of the Company has unanimously reappointed the firm of Price Waterhouse LLP as independent accountants for the 1997 fiscal year. A representative of Price Waterhouse LLP will be present at the Annual Meeting to answer appropriate questions from the shareholders and will be afforded an opportunity to make any statement on behalf of Price Waterhouse LLP that he may desire.

              OTHER INFORMATION FURNISHED PURSUANT TO REGULATIONS
                   OF THE SECURITIES AND EXCHANGE COMMISSION

                            EXPENSE OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for charges and expenses in forwarding proxies and proxy material to the beneficial owners. Solicitations may further be made by officers and regular employees of the Company, without additional compensation, by use of the mails, telephone, telegraph or by personal calls. The Company has retained D.F. King & Co., Inc., New York, New York, to assist in the solicitation at a cost of $10,000 (plus reasonable out-of-pocket expenses).

                             SHAREHOLDER PROPOSALS

    Shareholder proposals for the 1997 Annual Meeting of Shareholders of the Company must be received no later than October 14, 1997, at the Company's principal executive office, 2001 Ross Avenue, Dallas, Texas 75201, directed to the attention of the Secretary.

                             EXECUTIVE COMPENSATION
         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Executive Compensation Committee of the Board of Directors. The Committee is comprised of five independent, non-employee directors. The Committee is committed to a strong, positive link between business performance, strategic goals, shareholder value, and total compensation programs.

OVERALL EXECUTIVE COMPENSATION POLICY

    Our compensation policy is designed to support the overall objective of enhancing value for our shareholders by:

    - Attracting, developing, rewarding, and retaining highly qualified and productive individuals.

    - Directly relating compensation to both Company and individual performance.

    - Ensuring compensation levels that are externally competitive and internally equitable.

    - Encouraging executive stock ownership to enhance a mutuality of interest with other shareholders.

    The Committee considers all elements of compensation when determining individual components of pay. The Committee relies in part on recommendations from the Chairman of the Board regarding compensation levels for executive officers excluding himself. Following is a description of the elements of Dresser executive compensation and how each relates to the objectives and policy outlined above.

BASE SALARY

    The Committee reviews each executive officer's salary annually. In determining appropriate salary levels, we consider level and scope of responsibility, experience, a subjective evaluation of overall Company performance, individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility. No specific weightings are assigned to these criteria.

    By design, we strive to pay executives salaries in line with appropriate competitive market levels. In defining the competitive market, we include companies in the energy services industry as well as major equipment producers with a median size comparable to the Company. These companies are representative of those with whom the Company competes for executive talent, and as such are a broader group of companies than those comprising the S & P Oil Well Equipment & Services Index included in the Performance Graph. To provide an additional point of reference, the Committee also reviews available survey data on general industry practices. We review the size-adjusted median (50th percentile) of the competitive market, which serves as a reference point in determining base salary levels.

    We believe maximum performance can be encouraged through the use of appropriate incentive programs. Incentive programs for executives are as follows:

ANNUAL INCENTIVES

    The annual incentive plan emphasizes a positive link between enhanced shareholder value and incentive compensation. Incentive payments under the plan are based solely on achievement of specified levels of Return on Equity (ROE). The Committee believes incentive opportunities are commensurate with the performance required to achieve increasingly higher levels of ROE. Performance above a specified ROE threshold level is required before any incentives are paid. For 1996, the level of ROE produced incentive payments to senior executive officers amounting to not more than 88% of aggregate base salaries.

    Because ROE is used to measure performance, we believe total direct compensation (base salary plus annual incentive) is positively correlated with the performance of the Company. The named executives, as a group, excluding Mr. Bradford whose compensation is discussed later, fall within the median base salary and total direct compensation ranges of the competitive market.

LONG-TERM INCENTIVES

    The Company's long-term compensation philosophy is that long-term incentives should be related to improvement in long-term shareholder value, thereby creating a mutuality of interest with shareholders. In furtherance of this objective, the Company awards to its executive officers Performance Stock Units and stock options usually coupled with Restricted Incentive Stock Awards. The objective is to provide a competitive total long-term incentive opportunity, utilizing the market survey data previously described.

STOCK OPTIONS

    Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation.

    The Stock Option Program is compatible with shareholder interests and encourages executives to maintain a long term equity interest. Target stock option grant levels are established subjectively based on assessment of each executive's scope of responsibilities and level within the organization. Stock holdings of the executive group resulting from option exercises are considered when determining the size of the current awards. Since January 1993, Dresser has emphasized premium options. At time of grant, two-thirds of the stock options have an exercise price greater than the fair market value at grant date. Such options are exercisable in three equal installments beginning six months after date of grant. To encourage increased equity holdings, the Committee's current guidelines call for stock option awards to be granted each January equal to the number of options exercised in the preceding year if the executive who paid the exercise price in cash continues to hold at least one-half of the shares received. If previously-owned shares are used to pay the exercise price, one hundred percent of the shares must be held to be eligible for such grants. Under terms of the Program, the Committee has full and sole authority to change the guidelines for grant of stock options at any time subject only to the express provisions of the Program.

RESTRICTED INCENTIVE STOCK AWARDS

    To further encourage executive officers to exercise stock options and hold the stock following exercise, stock option grants to executive officers usually are made in tandem with Restricted Incentive Stock Awards. Recipients of Restricted Incentive Stock Awards are issued, upon exercise of the related option, one share of restricted stock for every five-option shares exercised which the Committee believes is an appropriate inducement for promoting enhanced equity interest by executives. Provided the related option shares are held on that date, restrictions on Restricted Incentive Stock lapse on the third anniversary of the date of issue or, if earlier, upon termination of employment by reason of death, disability or approved retirement. If the related option shares are sold or otherwise transferred prior to lapse of restrictions, the Restricted Incentive Stock is forfeited.

PERFORMANCE STOCK UNITS

    This program is intended to reward executives when the Company attains preset goals over a period of four years, thus encouraging and rewarding long term planning and performance. Such awards are made every second year. The objectives for the four-year periods ending October 31, 1997 and 1999 are to achieve, an average of not less than 15% Return on Equity. Performance Stock Unit Awards are based upon each individual executive's responsibilities and level within the organization. Each unit has a maximum value based on the value of the Company's Common Stock at the beginning of the award cycle. Payment is made only if the objective is met and is correspondingly reduced if the value of the Company's Common Stock is lower at the end than at the beginning of the award cycle. In addition, earned awards are paid in installments, 50% at the end of the cycle and 50% one year later, subject to continued employment, except in cases of death, disability, or approved termination of employment, in an effort to retain executives. For the four-year cycle ended October 31, 1995, the performance criteria was not met, therefore no payment was made. The next opportunity for payout will be for the measurement period ending October 31, 1997.

RATIONALE FOR CEO COMPENSATION

    Mr. Bradford was named Chief Executive Officer November 16, 1995. His compensation package was designed to encourage short and long-term performance in line with the interests of our shareholders. The majority of his compensation is at risk, in the form of performance bonuses, stock options, Restricted Incentive Stock Awards, and Performance Stock Units.

    Mr. Bradford's salary was increased $196,000 to $750,000 effective November 16, 1995, and is in the second quartile of the competitive market. The factors which the Committee considered in determining Mr. Bradford's base salary for fiscal 1996 were his scope of responsibility, experience and individual performance, a subjective evaluation of overall Company performance, and pay practices of other companies relating to executives of similar responsibility. No specific weightings are assigned to these criteria. The annual incentive paid to Mr. Bradford for fiscal year 1996, determined as explained above, was $660,000, which was equivalent to 88% of his base salary. Mr. Bradford's total direct compensation (base salary plus bonus) is in the second quartile of the competitive market for fiscal 1996.

    In fiscal 1996, Mr. Bradford was granted options to purchase 32,233 shares of common stock which is equivalent to the number of options exercised during the previous year. Mr. Bradford also was granted options to purchase 150,000 shares of common stock upon being named Chief Executive Officer in November, 1995.

POLICY REGARDING SECTION 162(M) OF THE INTERNAL REVENUE CODE

    Section 162(m) of the Internal Revenue Code generally limits the corporate deduction to one million dollars for compensation paid to a person who on the last day of fiscal years beginning on or after January 1, 1994 is either the Chief Executive Officer or among the four most highly compensated officers other than the Chief Executive Officer, except for qualified performance-based compensation. Section 162(m) is applicable to Dresser for the Company's 1996 fiscal year which began November 1, 1995. The Stock Option Program, the Performance Stock Unit Program, and the 1995 Executive Incentive Compensation Plan are believed to qualify as performance-based compensation under IRS rules. The M.W. Kellogg Company Annual Incentive Plan and The M.W. Kellogg Company Long-Term Performance Plan are based on performance measures of The M.W. Kellogg Company but are not intended to qualify as performance-based under tax regulations.

                        EXECUTIVE COMPENSATION COMMITTEE

Samuel B. Casey    J. Landis Martin
John Gavin         Richard W. Vieser
Ray L. Hunt

    The directors as listed above, were members of the Executive Compensation Committee at the time the majority of substantive compensation decisions, as described above, were made and do not necessarily reflect the composition of the committee as of the end of the fiscal year.

    The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                           SUMMARY COMPENSATION TABLE

    The following sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company at the end of the last completed fiscal year. No information is given as to any person for any fiscal year during which such person was not an executive officer of the Company.

                                            ANNUAL COMPENSATION                       LONG TERM COMPENSATION
                                         -------------------------             ------------------------------------
                                                                                        AWARDS             PAYOUTS
                                                                      OTHER    ------------------------   ---------
                                                                     ANNUAL    RESTRICTED
                                                                     COMPEN-     STOCK      SECURITIES    LONG TERM     ALL OTHER
            NAME AND                                                 SATION      AWARDS     UNDERLYING    INCENTIVE      COMPEN-
       PRINCIPAL POSITION          YEAR  SALARY ($)     BONUS ($)    ($)(1)      ($)(2)     OPTIONS (#)    PAYOUTS    SATION ($)(4)
               (A)                 (B)       (C)           (D)         (E)        (F)           (G)          (H)           (I)
---------------------------------  ----  -----------   -----------   -------   ----------   -----------   ---------   -------------
John J. Murphy,                    1996  $998,000      $878,240       $-0-      $801,850      166,783       $-0-        $399,088
  Retired Chairman                 1995   998,000       568,860        -0-           -0-       14,087        -0-         147,205
                                   1994   960,000       787,200        -0-        37,680       22,062        -0-             -0-

Bill D. St. John,                  1996   561,333       501,600        -0-       437,973       90,100        -0-         239,403
  Retired Vice                     1995   537,000       310,080        -0-           -0-        6,900        -0-          82,053
  Chairman                         1994   516,000       428,860        -0-        19,745          -0-        -0-             -0-

William E. Bradford,               1996   741,833       660,000        -0-           -0-      182,233        -0-         320,739
  Chairman and Chief               1995   546,000       315,780        -0-       148,235        7,000        -0-          87,948
  Executive Officer                1994   522,000       434,600        -0-        31,938          -0-        -0-             -0-

Donald C. Vaughn,                  1996   441,293       413,600        -0-           -0-       34,100        -0-          30,890
  President and Chief              1995   365,404       508,722(3)     -0-           -0-          -0-        -0-               9
  Operating Officer                1994   349,115       517,868(3)     -0-           -0-          -0-        -0-              11

A. Jack Stanley,                   1996   391,410(5)    458,187(3)     -0-           -0-       75,000        -0-           4,092
  Vice President --
  Operations

--------------------------

(1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.

(2) Since 1989, Restricted Incentive Stock Awards have been coupled with most stock option grants to officers of the Company. Recipients of Restricted Incentive Stock Awards are issued, upon the exercise of the related option, one share of Restricted Incentive Stock for every five option shares exercised. Provided the related option shares are held on that date, restrictions on Restricted Incentive Stock lapse on the third anniversary of the date of issue or, if earlier, upon termination of employment by reason of death, disability or approved retirement. If the related option shares are sold or otherwise transferred prior to lapse of restrictions, the Restricted Incentive Stock is forfeited. Restricted stock awards shown in the table represent Restricted Incentive Stock issued upon exercise of related stock options and are valued at the closing price of the Company's unrestricted stock on the New York Stock Exchange on the date of issue. Dividend and voting rights of such stock are the same as all other shares of the Company's outstanding Common Stock. At the end of the last completed fiscal year, the number and value (at the closing price of the Company's unrestricted stock on the New York Stock Exchange Composite Transactions on October 31, 1996, the last trading day of the Company's fiscal year) of the aggregate restricted stock holdings of the named individuals were 34,542 ($1,135,568), 18,897 ($621,239) and 7,845 ($257,904)
    for Messrs. Murphy, St. John and Bradford, respectively.

(3) Includes $254,361 and $258,934 for 1995 and 1994, respectively, for Mr. Vaughn and $168,067 for 1996 for Mr. Stanley non-elective deferral under terms of an unfunded plan in lieu of normal pension benefits which provides for vesting in one-third of the award on each of the crediting date and the next two anniversaries thereof. The plan generally provides for payment of vested benefits in a lump sum or ten equal annual installments following retirement, death or termination of employment. However, the Executive Compensation Committee has discretion to distribute all or a portion of vested benefits in certain emergencies, to fully vest all benefits upon death, disability and termination of employment other than resignation or termination for cause, and all benefits may be forfeited under certain circumstances, all as defined in the plan.

(4) Company contributions to qualified defined contribution retirement plans and related liabilities to non-qualified plans.

(5) Includes $59,038 in accrued benefits which were paid in cash on Mr. Stanley's promotion to Vice President.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table shows all individual grants of stock options under the Company's 1992 Stock Compensation Plan to the named executive officers of the Company during the fiscal year ended October 31, 1996.

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                        NUMBER OF       PERCENT OF                                       ANNUAL RATES OF STOCK
                       SECURITIES      TOTAL OPTIONS                                     PRICE APPRECIATION FOR
                       UNDERLYING       GRANTED TO                                          OPTION TERM (3)
                         OPTIONS       EMPLOYEES IN     EXERCISE OR BASE    EXPIRATION   ----------------------
       NAME          GRANTED (#)(1)     FISCAL YEAR      PRICE ($/SH)(2)       DATE         5%          10%
        (A)                (B)              (C)                (D)              (E)         (F)         (G)
-------------------  ---------------  ---------------  -------------------  -----------  ---------  -----------
J. J. Murphy.......        55,594              7.3          $  23.875         1/17/2006  $ 836,203  $ 2,110,418
                           55,594              7.3             25.875         1/17/2006    725,015    1,999,230
                           55,595              7.3             27.875         1/17/2006    613,838    1,888,076

B. D. St. John.....        30,033             3.95             23.875         1/17/2006    451,734    1,140,090
                           30,033             3.95             25.875         1/17/2006    391,668    1,080,024
                           30,034             3.95             27.875         1/17/2006    331,613    1,019,992

W. E. Bradford.....        50,000              6.6             21.750        11/15/2005    685,125    1,729,125
                           50,000              6.6             23.750        11/15/2005    585,125    1,629,125
                           50,000              6.6             25.750        11/15/2005    485,125    1,529,125
                           10,744              1.4             23.875         1/17/2006    161,603      407,856
                           10,744              1.4             25.875         1/17/2006    140,115      386,368
                           10,745              1.4             27.875         1/17/2006    118,638      364,914

D. C. Vaughn.......         8,333              1.1             21.750        11/15/2005    114,183      288,176
                            8,333              1.1             23.750        11/15/2005     97,517      271,510
                            8,334              1.1             25.750        11/15/2005     80,861      254,875
                            3,033              0.4             23.875         1/17/2006     45,620      115,136
                            3,033              0.4             25.875         1/17/2006     39,554      109,070
                            3,034              0.4             27.875         1/17/2006     33,499      103,038

A. Jack Stanley....        25,000              3.3             28.375         7/17/2006    446,906    1,127,906
                           25,000              3.3             30.375         7/17/2006    396,906    1,077,906
                           25,000              3.3             32.375         7/17/2006    346,906    1,027,906

--------------------------

(1) Stock options are shown at the price and in the sequence they first become exercisable, respectively: July 18, 1996, January 18, 1997 and January 18, 1998 for Messrs. Murphy, St. John and Bradford; May 16, 1996, November 16, 1996 and November 16, 1997 for Messrs. Bradford and Vaughn; and January 18, 1997, July 18, 1997, and July 18, 1998 for Mr. Stanley. Terms of the Plan allow acceleration of exercisability of stock options and lapse of restrictions on Restricted Incentive Stock in circumstances described on page 23.

    Unvested options previously granted to Messrs. Murphy and St. John were made exercisable upon their retirement pursuant to terms of the Plan. Stock Options granted were coupled with a total of 33,356, 15,000, 18,020, 36,446 and 6,820 Restricted Incentive Stock ("RIS") Awards to Messrs. Murphy, Stanley, St. John, Bradford and Vaughn, respectively. Recipients of RIS Awards will be issued, upon the exercise of the related option while actively employed by the Company, one share of restricted stock for every five option shares exercised. Provisions for lapse of restrictions are described in Note 2 to the Summary Compensation Table. Guidelines currently used by the Executive Compensation Committee for grant of subsequent options are described beginning on page 13.

(2) Option grants in 1996 were made in approximately 3 equal installments. The option price of the first installment of each grant is the average of the high and low trading prices of the Company's Common Stock as shown by New York Stock Exchange quotations on the date of grant, and the option price of the second and third installments are, respectively, $2 and $4 higher than that of the first installment.

(3) As required by rules of the Securities and Exchange Commission ("SEC"), potential values stated are based on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of 63% and 159%), respectively, and therefore are not intended to forecast future appreciation, if any, in the price of the Company's Common Stock. The total of all stock options granted to employees, including executive officers, during fiscal 1996 was less than 0.42% of total shares outstanding during the year. Accordingly, the potential realizable value of such options for all optionees under the prescribed assumptions is less than 0.42% of the potential realizable value of all shareholders for the same period under the same assumptions. As an alternative to the assumed potential realizable values stated in Columns (f) and (g), SEC rules would permit stating the present value of such options at the date of grant. Methods of computing present value suggested by different authorities can produce significantly different results. Moreover, since stock options granted by the Company are not transferrable, there is no objective criteria by which any computation of present value can be verified. Consequently, the Company's management does not believe there is a reliable method of computing the present value of such stock options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

    The following table provides information concerning each option exercised during the last fiscal year by each of the named executive officers and the value of unexercised options held by such executive officers at the end of the fiscal year.

                                                           NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED    IN- THE-MONEY OPTIONS
                                                          OPTIONS AT FISCAL YEAR       AT FISCAL YEAR
                            SHARES ACQUIRED     VALUE             END (#)                END ($)(1)
           NAME             ON EXERCISE (#)  REALIZED ($) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
           (A)                    (B)            (C)                (D)                      (E)
--------------------------  ---------------  -----------  -----------------------  -----------------------
J. J. Murphy..............       166,783      $ 828,097            134,213/             $  1,440,115/
                                                                    115,885                   726,890

B. D. St. John............        90,308        436,067             37,498/                  367,005/
                                                                     62,367                   389,669

W. E. Bradford............           -0-            -0-            125,952/                1,455,520/
                                                                    123,823                   971,133

D. C. Vaughn..............         9,100         31,850             76,973/                  984,122/
                                                                     22,734                   171,819

A. Jack Stanley...........           -0-            -0-                  0/                        0/
                                                                     75,000                   187,500

------------------------

(1) Values stated are based on the closing price of $32.875 per share of the Company's Common Stock as listed in the New York Stock Exchange Composite Transactions on October 31, 1996, the last trading day of the fiscal year.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

    The following table describes Performance Stock Unit Awards under the Dresser Industries, Inc. 1992 Stock Compensation Plan Performance Stock Unit Program (the "Awards") to the named executive officers of Dresser.

                                                                                            ESTIMATED FUTURE
                                                                                             PAYOUTS UNDER
                                                                                               NON-STOCK
                                                                                              PRICE-BASED
                                                                   PERFORMANCE OR OTHER          PLANS
                                                                  PERIOD UNTIL MATURATION   ----------------
                                                                            OR               MAXIMUM DOLLAR
NAME                                                                    PAYOUT (1)             AMOUNT (1)
----                                                             -------------------------  ----------------
J.J. Murphy....................................................         October 31, 1999      $    828,000
B.D. St. John..................................................         October 31, 1999           477,900
W.E. Bradford..................................................         October 31, 1999           828,000
D.C. Vaughn....................................................         October 31, 1999           374,400
A.J. Stanley...................................................         October 31, 1999           240,667

------------------------

(1) In fiscal 1996, the Executive Compensation Committee awarded contingent Stock Units having the maximum values stated above under the Company's 1992 Stock Compensation Plan for the four year cycle ending October 31, 1999 including 34,750, 20,050, 34,750, 15,700 and 10,100 to Messrs. Murphy, St.
    John, Bradford, Vaughn and Stanley, respectively. Such Awards will not be paid unless the objective upon which payment of the Award is conditioned as established by the Executive Compensation Committee at the time of the Award has been met. If the objective is met, one half of the Award amount will be paid on or before January 15 following the end of the Award cycle and the remainder will be paid one year later.

                            DRESSER RETIREMENT PLANS

    The estimated total annual retirement benefits payable under defined benefit pension plans are set forth below. The chart illustrates benefits accrued to October 31, 1996.

                               PENSION PLAN TABLE

                                                             YEARS OF SERVICE
                               ----------------------------------------------------------------------------
REMUNERATION*                      10          15          20           25            30            35
-----------------------------  ----------  ----------  ----------  ------------  ------------  ------------
$ 250,000....................  $   38,750  $   63,750  $   88,750  $    113,750  $    138,750  $    163,750
  300,000....................      46,500      76,500     106,500       136,500       166,500       196,500
  450,000....................      69,750     114,750     159,750       204,750       249,750       294,750
  600,000....................      93,000     153,000     213,000       273,000       333,000       393,000
  750,000....................     116,250     191,250     266,250       341,250       416,250       491,250
  900,000....................     139,500     229,500     319,500       409,500       499,500       589,500
 1,050,000...................     162,750     267,750     372,750       477,750       582,750       687,750
 1,200,000...................     186,000     306,000     426,000       546,000       666,000       786,000
 1,350,000...................     209,250     344,250     479,250       614,250       749,250       884,250
 1,500,000...................     232,500     382,500     532,500       682,500       832,500       982,500
 1,800,000...................     279,000     459,000     639,000       819,000       999,000     1,179,000
 1,900,000...................     294,500     484,500     674,500       864,500     1,054,500     1,244,500
 2,000,000...................     310,000     510,000     710,000       910,000     1,110,000     1,310,000
 2,100,000...................     325,500     535,500     745,500       955,500     1,165,500     1,375,500
 2,200,000...................     341,000     561,000     781,000     1,001,000     1,221,000     1,441,000
 2,300,000...................     356,500     586,500     816,500     1,046,500     1,276,500     1,506,500

------------------------

*   As of October 31, 1996, assuming attained age 65.

    The gross amounts represented above include sums accrued under Dresser's qualified and non-qualified defined benefit plans. However, amounts credited to Dresser's qualified and non-qualified defined contribution plans will be paid from those plans and thus represent deductions to the above gross amounts. Likewise, applicable Social Security benefits, and "pension benefit equivalents" credited under Dresser's deferred compensation plan, also represent deductions.

    Less than 10% of the amounts shown in columns (c) and (d) of the Summary Compensation Table for each of the named individuals (except Mr. Vaughn and Mr. Stanley who are not participants in the Company's qualified defined benefit plans) is excluded in determining benefits. Years of credited service used in determining benefits for the individuals named in the Summary Compensation Table are as follows: Mr. Murphy 35 years, Mr. St. John 35 years, Mr. Bradford 33.25 years, Mr. Vaughn .958 years and Mr. Stanley .33 years. Benefits are computed as straight-life annuity amounts which may be paid in various forms.

    The covered compensation, years of credited service and estimated total annual retirement benefits payable to Messrs. Vaughn and Stanley at age 65 under defined benefit pension plans of a Company subsidiary are set forth below, respectively. Covered compensation differs more than 10% from amounts shown in columns (c) and (d) of the Summary Compensation Table because the Plans were frozen several years ago.

                               PENSION PLAN TABLE

                                                                               30 YEARS
                                                                                  OF
REMUNERATION                                                                    SERVICE
------------                                                                   ---------
$230,000.....................................................................  $  67,513
$161,600.....................................................................  $  20,870

    Benefits are computed as a straight-life annuity which may be paid in various forms and is not subject to any deduction for Social Security or other offset amounts.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

    Pursuant to the 1992 Stock Compensation and 1982 Stock Option Plans, in the case of an impending merger, reorganization, or liquidation of the Company, or of a sale of substantially all of its business or property, the Board may at its discretion and without shareholder approval, declare some or all outstanding Options to be immediately exercisable in full (except for required abatements in the case of combinations of Options), without regard for prescribed waiting periods contained in said Options.

    Pursuant to the 1992 Stock Compensation and 1989 Restricted Incentive Stock Plans, in the event of a change in control of the Company without approval of the majority of members of the Board of Directors in office immediately prior to the event, all restrictions on outstanding Restricted Stock shall immediately lapse if the related Option Shares have not been disposed of prior to such change in control.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

    Section 16 of the Securities and Exchange Act of 1934 requires Directors, executive officers and persons, if any, owning more than ten percent of a class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's equity and derivative securities.

    Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the fiscal 1996 year all filing requirements applicable to its officers and Directors were met except one report on Form 4 of Mr. Ables, reflecting 8 transactions relating to the cashless exercise of stock options under a Company benefit plan was filed late.

                               PERFORMANCE GRAPH

    The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

    The graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock (as measured by dividing: (i) the sum of: (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and treating as a special dividend the distribution on August 21, 1992 of one share of 25 CENTS par value common stock of Global Industrial Technologies, Inc. (formerly INDRESCO Inc.) for each five shares of the Company's issued and outstanding Common Stock held of record August 7, 1992 and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return assuming reinvestment of dividends of (1) the S&P 500 Index and (2) the S&P Oil Well Equipment & Service Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                DRESSER                 S&P OIL & GAS (DRILLING   S&P 500
               INDUSTRIES INC              & EQUIPMENT) - 500      INDEX
1991                   100.00                          100.00     100.00
1992                   102.12                           94.66     109.95
1993                   118.39                           99.96     126.39
1994                   122.12                           98.94     131.27
1995                   123.76                          103.15     165.98
1996                   200.56                          169.20     205.97

Prepared by Standard & Poor's Compustat.

    The foregoing notice and proxy statement are sent by order of the Board of Directors.

                                           REBECCA R. MORRIS

                                           VICE PRESIDENT -- CORPORATE COUNSEL

                                            AND SECRETARY

February 10, 1997

                                                --------------------------------
                                                --------------------------------

                                                 NOTICE OF ANNUAL MEETING
                                                      OF SHAREHOLDERS
                                                        TO BE HELD
                                                      MARCH 20, 1997
                                                            AND
                                                      PROXY STATEMENT

                                                             [LOGO]

                                                 DRESSER INDUSTRIES, INC.
                                                     2001 ROSS AVENUE
                                                    DALLAS, TEXAS 75201

                                          --------------------------------------
                                          --------------------------------------

                            DRESSER INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    WILLIAM E. BRADFORD AND DONALD C. VAUGHN, or either of them, with power of substitution to each, are hereby authorized to represent the undersigned at the Annual Meeting of Shareholders of Dresser Industries, Inc., to be held in the Pavilion at Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas, on March 20, 1997 at 10:00 a.m., and to vote the number of shares which the undersigned would be entitled to vote if personally present on all matters properly coming before the meeting or any adjournment thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

THIS PROXY WILL BE VOTED AS YOU DIRECT; IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED "FOR" ALL NOMINEES.

                                                                          (over)

                            DRESSER INDUSTRIES, INC.
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" DIRECTORS.

1. ELECTION OF DIRECTORS:
Nominees: W. Bradford, S. Casey, L. Eagleburger, S. Earle, R. Fulgham, J. Gavin,
R. Hunt, L. Martin, L. Olmer, J. Precourt, D. Vaughn and R. Vieser.
      / / FOR all nominees       / / VOTE WITHHELD from all nominees
To withhold authority to vote for one or more individual nominees, write the nominee name(s) on the line below.

--------------------------------------------------------------------------------
                                                 DATED __________________ , 1997
                                                 _______________________________
                                                            Signature
                                                 _______________________________
                                                           Signature
                                                 Please  sign  your  name  as it
                                                 appears  hereon.  Joint  owners
                                                 should  each  sign.  Executors,
                                                 administrators, trustees, etc.,
                                                 should give full title as such.
                                                 If the signer is a corporation,
                                                 please sign full corporate name
                                                 by  duly  authorized   officer.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE